UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

September 10, 2012

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of Principal Executive Offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 10, 2012, Amgen Inc. (the “Company”) priced an offering of €675,000,000 aggregate principal amount of Senior Notes due 2019 (the “2019 Notes”) and £700,000,000 aggregate principal amount of Senior Notes due 2029 (the “2029 Notes,” and together with the 2019 Notes, the “Notes”). The Notes are being sold outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States. Interest on the 2019 Notes will be paid in cash annually in arrears at rate of 2.125% per annum, and interest on the 2029 Notes will be paid in cash annually in arrears at rate of 4.000% per annum. The Notes will be issued pursuant to an indenture, dated as of August 4, 2003, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee, and an officers’ certificate setting forth the terms of the Notes. Settlement for the offering is expected to occur on September 13, 2012, subject to the execution of a subscription agreement for the Notes and the satisfaction of customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: September 10, 2012	By:	/s/ JONATHAN M. PEACOCK
	Name:	Jonathan M. Peacock
	Title:	Executive Vice President and Chief Financial Officer